Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 29, 2026, with respect to the consolidated financial statements and financial highlights of Hamilton Lane Venture Capital and Growth Fund, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 29, 2026